UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:   (952) 346-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On October 24, 2006, MGI PHARMA, INC. (the “Company”), headquartered in Bloomington, MN, implemented a plan of organizational restructuring (the “Plan”, approved by management on October 20, 2006) in order to better align the Company’s workforce and resources with its operational objectives. Under the Plan, the Company expects that it will lower its cost structure by (i) reducing its total workforce by approximately 10%, or 56 positions, (ii) consolidating its drug development functions at one location, (iii) in connection with that consolidation, relocating up to approximately 35 positions, and (iv) consolidating its Baltimore operations from two facilities to one facility.
     The Company estimates that, under the Plan, it will incur approximately $3 million of costs for severance benefits and $2 million of costs associated with other activities, including staff relocations and interim stay-on incentives. The Company expects approximately $2 million of these costs to be expensed in the fourth quarter of 2006, and the remaining approximately $3 million to be expensed in 2007. All of the foregoing costs are cash outlays. The reduced cost structure resulting from implementation of the Plan is expected to provide savings of approximately $6 million in annual compensation expense in 2007, and approximately $7 million in annual compensation expense in future years.
     Under the Plan, the Company expects to incur additional costs related to preparing the site where it will consolidate its development activities, and consolidating the Company’s Baltimore facilities. At this time, the Company is unable to make an estimate of the expected future savings, associated charges and cash outlays resulting from these facility consolidations. The Company expects that these facility consolidations will be completed by the end of 2007.
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The information in this report contains forward-looking statements concerning, among other things, expectations regarding expected charges, cash expenditures, workforce, development capabilities, estimated savings, and timing of the implementation of its restructuring plan. These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Form 10-K for the fiscal year ended December 31, 2005 and other filed reports on Form 10-K, Form 10-Q and Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.
Date: October 26, 2006	By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President and Chief Financial Officer

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